Exhibit 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Energy Partners Reports Third Quarter 2008 Results

Houston, Texas – November 07, 2008 – Cheniere Energy Partners, L.P. (NYSE Alternext: CQP) reported a net loss of $10.9 million, or $0.07 per limited partner unit (basic and diluted) for the three-months ended September 30, 2008. This compares to a net loss of $11.1 million, or $0.07 per limited partner unit (basic and diluted), for the three-months ended September 30, 2007. The net loss includes a decrease in interest income of $10.5 million and increased terminal repair and maintenance expense of $2.8 million attributable to Hurricane Ike offset by an increase in derivative gains from the purchase of LNG of $14.7 million. Depreciation expense increased quarter over quarter by $1.8 million as the first phase of the Sabine Pass LNG receiving terminal was placed into service during the third quarter of 2008.

Cash and Equivalents

At September 30, 2008, restricted cash was $450.7 million consisting of approximately $54.9 million reserved for interest payments on the Sabine Pass LNG, L.P. senior secured notes, $82.4 million for a permanent debt service account, $43.4 million as a reserve for distributions to Cheniere Energy Partners’ common unit holders and $270.0 million for construction, other expenses and distributions as allowed per the indenture.

In September 2008, Sabine Pass LNG, L.P. completed an additional issuance of $183.5 million of its senior secured notes due 2016. We placed $100.0 million of the $145.0 million net proceeds from the additional issuance of the 2016 Notes into a construction account to pay construction expenses of cost overruns related to the construction, cool down, commissioning and completion of the Sabine Pass terminal. In addition, we placed $40.8 million of the remaining net proceeds into an account in accordance with the cash waterfall requirements of the security deposit agreement, which are used by Sabine Pass LNG, L.P. for working capital and other general business purposes.

Sabine Pass Terminal

During the quarter, construction of the initial 2.6 Bcf/d of sendout capacity and 10.1 Bcf of storage capacity at the Sabine Pass terminal was completed and the terminal was placed into service. There are a few outstanding work items that the contractor needs to complete in order for the terminal to be fully commissioned and the terminal may need to obtain and process additional LNG to complete the testing.

In September, Hurricane Ike struck the Texas and Louisiana coasts resulting in minimal impact to the in-service portion of the terminal, damage to the temporary facilities and salt water exposure to some stored construction materials associated with the 1.4 Bcf/d expansion still under construction. The temporary facilities have been replaced and the damaged construction materials are being refurbished or replaced as required. Cheniere expects that the majority of the costs will be recoverable under its insurance policies. The project was approximately 84% complete at quarter end and the remaining construction is still expected to be completed by the third quarter of 2009.

Due to the placement of the terminal into operations, Cheniere Marketing, LLC was required to begin making monthly payments under its terminal use agreement with Sabine Pass LNG of $5 million per month beginning with October. Cheniere Marketing, LLC paid $15 million in advance for the remaining three months of 2008. Effective January 2009, Cheniere Marketing, LLC’s TUA payments will increase to $21 million per month. Cheniere Marketing, LLC is expected to make its TUA payments in advance for each quarter beginning December 2008. Total LNG USA, Inc. and Chevron U.S.A., Inc. are expected to make payments under each of their TUA’s in advance of each month effective April and July 2009, respectively.

Cheniere Energy Partners, L.P. is a Delaware limited partnership. Through its wholly-owned subsidiary, Sabine Pass LNG, L.P., the partnership is developing an LNG receiving terminal located in western Cameron Parish, Louisiana on the Sabine Pass Channel. Additional information about Cheniere Energy Partners, L.P. may be found on its web site at www.cheniereenergypartners.com.

For additional information, please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed with the Securities and Exchange Commission.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere Energy Partners’ business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere Energy Partners’ LNG receiving terminal business. Although Cheniere Energy Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Energy Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Energy Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Energy Partners does not assume a duty to update these forward-looking statements.

(Financial Table Follows)

Cheniere Energy Partners, L.P.

Selected Financial Information

(in thousands, except per unit data) (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008 (3)	2007 (2)	2008 (3)	2007 (2)
Revenues	$—	$—	$—	$—
Operating costs and expenses
Land Site Rental	377	371	1,124	1,142
Depreciation, Depletion and Amortization	1,874	67	1,911	131
Labor and Overhead Charged from Affiliate	3,527	2,332	7,836	5,924
LNG receiving terminal repair and maintenance expense	2,751	—	2,751	—
Other	1,497	397	3,252	731

Total Operating Costs and Expenses	10,026	3,167	16,874	7,928

Loss from Operations	(10,026)	(3,167)	(16,874)	(7,928)
Interest Expense	(17,737)	(20,570)	(47,630)	(70,053)
Interest Income	2,169	12,625	12,218	42,020
Derivative Gain	14,692	—	2,325	—
Other	5	—	36	—

Net Loss	$(10,897)	$(11,112)	$(49,925)	$(35,961)

Less:
Net loss through March 25, 2007				(12,128)

Net loss to partners from March 26, 2007 through March 31, 2007				$(23,833)

Allocation of Net Loss to Partners:
Limited Partners’ Interest	(10,679)	(10,890)	(48,927)	(23,356)
General Partner’s Interest	(218)	(222)	(998)	(477)

Net Loss to Partners	$(10,897)	$(11,112)	$(49,925)	$(23,833)

Basic and diluted net loss per limited partner unit	$0.07	$0.07	$0.31	$0.14

Weighted average limited partners units outstanding used for basic and diluted net loss per unit calculation:
Common units	26,416	26,416	26,416	26,416
Subordinated units	135,384	135,384	135,384	135,384

	September 30, 2008 (3)	December 31, 2007
	(Unaudited)
Cash and Cash Equivalents	$11	$13
Restricted Cash and Cash Equivalents	267,541	191,179
Accounts receivable – Affiliate	6,118	—
Advances to Affiliate	4,250	1,709
Other Current Assets	10,365	6,016
Non-Current Restricted Cash, Cash Equivalents and Treasury Securities	183,208	517,766
Property, Plant and Equipment, Net	1,482,959	1,127,289
Debt Issuance Costs, Net	31,766	29,895
Advances under long-term contracts	12,763	28,497
Advances to Affiliate—LNG Held for Commissioning	16,595	—
Other Assets	5,043	2,614

Total Assets	$2,020,619	$1,904,978

Current Liabilities	$109,319	$53,420
Long-Term Debt	2,179,278	2,032,645
Deferred Revenue	43,471	42,583
Other Liabilities	362	3,847
Total Partner’s Deficit	(311,811)	(227,517)

Total Liabilities and Partners’ Deficit	$2,020,619	$1,904,978

(1)	Please refer to Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed with the Securities and Exchange Commission.

(2)	Consolidated operating results of Cheniere Energy Partners, L.P. and its consolidated subsidiaries for the three months ended September 30, 2007. Combine operating results of Cheniere Energy Partners, L.P., Cheniere Energy Investments, LLC, Sabine Pass LNG-GP, Inc., Sabine Pass LNG-LP, LLC and Sabine Pass LNG, L.P. for the nine months ended September 30, 2007.

(3)	Consolidated balance sheet and results of operations of Cheniere Energy Partners, L.P. and its consolidated subsidiaries at September 30, 2008.

CONTACTS:

Investors: Christina Cavarretta, 713-375-5100

Media: Diane Haggard, 713-375-5259

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